UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2008
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRAGNEMENTS OF CERTAIN OFFICERS
          On August 7, 2008, Carriage Services, Inc. (the “Company”) entered into an employment agreement dated August 7, 2008 (“Agreement”) with Billy D. Dixon, its Senior Vice President and Chief Financial Officer for a term until August 6, 2011 (subject to earlier termination or extension), and shall automatically be renewed on an annual basis thereafter, unless terminated by either party upon sixty days written notice prior to the end of the term then in effect.
          The Agreement provides that Mr. Dixon will receive a base annual salary of not less than $250,000. In addition, Mr. Dixon shall be entitled to consideration for an annual performance-based bonus, the target amount of which is fifty percent of the base annual salary based on the achievement of specific, individual performance goals. Additionally, the Compensation Committee of the Board of Directors approved (1) the award and issuance of 85,000 Performance Unit awards with a performance cycle which begins on August 7, 2008 and will and end on December 31, 2010, and (2) effective August 11, 2008, an award of 30,000 shares of restricted stock that shall vest in four equal annual installments, subject to continued employment over the four years following the date of grant.
          Pursuant to the Agreement, the Company may discharge Mr. Dixon without cause and terminate the Agreement. In such case, the Company shall continue to pay (1) his base pay for a period of 18 months, (2) fifty percent of the annual target bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 18 months.
          If following a change in control Mr. Dixon voluntarily terminates his employment for Good Reason (as defined in the Agreements) or he is discharged without cause, in either case, within 24 months following the change in control, then the Agreement shall automatically terminate and the Company shall pay (1) a lump sum payment equal to one and one-half times Mr. Dixon’s base annual salary, (2) fifty percent of the annual target bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to 18 months.
          The foregoing is a summary of certain terms and conditions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.

The exhibit is listed in the Exhibit Index set forth on the following page of this Current Report.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: August 12, 2008	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Employment Agreement dated August 7, 2008 between Carriage Services, Inc. and Billy D. Dixon